Exhibit 99.1

UnionBanCal Corporation Announces Second Quarter Earnings from Continuing Operations of $0.97 Per Share

Second Quarter 2008 Highlights:
-- Net income of $1.02 per diluted common share; earnings from continuing operations of $0.97 per diluted common share, up 9 percent from first quarter
-- Net interest income up 11 percent versus first quarter and up 19 percent year-over-year
-- Net interest margin of 3.74 percent, up 19 basis points over prior quarter
-- Average total loans up 17 percent year-over-year
-- Average core commercial loans up 25 percent
-- Average residential mortgage loans up 15 percent
-- Average commercial real estate loans up 26 percent
-- Average noninterest bearing deposits comprised 29.8 percent of average total deposits
-- Average core deposits comprised 74.7 percent of average total deposits
-- Average all-in cost of funds was 1.56 percent
-- Total provision for credit losses was $100 million; net charge-offs were $31 million
-- Nonperforming assets were 0.37 percent of total assets at quarter-end
-- Tangible common equity ratio was 7.22 percent at quarter-end

Other Highlights:
-- The Company completed the sale of its insurance brokerage business to BB&T Insurance Services on June 2, 2008
-- Earnings from continuing operations forecast of $1.10 to $1.20 per share for third quarter; increasing full year forecast to $4.20 to $4.45 per share

SAN FRANCISCO--(BUSINESS WIRE)--July 21, 2008--UnionBanCal Corporation (NYSE:UB) today reported second quarter 2008 net income of $141.3 million, or $1.02 per diluted common share. This compares with $165.4 million, or $1.19 per diluted common share, a year earlier, and $108.6 million, or $0.79 per diluted common share, in first quarter 2008. Net income for second quarter 2008 included an $11.5 million after-tax, or $0.08 per diluted common share, net gain on the sale of the insurance brokerage business, and a $4.4 million after-tax, or $0.03 per diluted common share, gain on the partial redemption of MasterCard Inc. common stock. Net income for first quarter 2008 included a $14.1 million after-tax, or $0.10 per diluted common share, write-down of goodwill related to the assessment of the valuation of the insurance brokerage business; an $8.7 million after-tax, or $0.06 per diluted common share, gain on the partial redemption of Visa Inc. common stock; and a $3.1 million after-tax, or $0.02 per diluted common share, reversal of Visa-related litigation reserves.

Earnings from continuing operations for second quarter 2008 were $0.97 per diluted common share, compared with $1.19 per diluted common share a year earlier, and $0.89 per diluted common share in first quarter 2008.

Pre-tax, pre-provision income from continuing operations for second quarter 2008 was $298 million, up 13.3 percent compared with first quarter 2008, and up 19.4 percent compared with second quarter 2007. Excluding the Visa and MasterCard items from both quarters, pre-tax, pre-provision income from continuing operations improved 19.3 percent in second quarter, as compared with first quarter.

First half 2008 earnings from continuing operations were $1.86 per diluted common share. This compares with earnings from continuing operations for first half 2007 of $2.25 per diluted common share.

“I am pleased with the positive financial results we posted in the second quarter,” said Masaaki Tanaka, President and Chief Executive Officer. “Our strong core earnings growth, even in this difficult operating environment, validates our balanced, lower-risk business model. I am particularly pleased with our strong organic loan growth and deposit growth. Average loans increased over 6 percent compared with first quarter, and core deposit growth was 2 percent for the same period. Net interest margin was 3.74 percent, a significant improvement of 19 basis points over prior quarter. While total revenue expanded 8.2 percent over first quarter, noninterest expense increased only 4.0 percent, providing strong operating leverage.”

Mr. Tanaka continued: “Our second quarter provision for credit losses increased to $100 million, however, net charge-offs were only $31 million, or 28 basis points of total loans. While charge-offs have been relatively modest in recent quarters, our provision levels continue to reflect our cautious view regarding the economy and the global financial markets.

“Our liquidity position is strong and we continue to internally generate capital at a rate sufficient to support our growing balance sheet. As a result, we have not had to issue any type of capital in more than two years. Our tangible common equity ratio at June 30 was a strong 7.22 percent. Our full-year projected dividend payout ratio remains below 50 percent, and we are confident that our dividend is secure going forward,” concluded Mr. Tanaka.

“Union Bank is in an enviable position of having both the capital base and funding capacity that allows us to continue recording high quality robust loan growth across our commercial, residential and consumer portfolios. As can be seen by the relatively low level of charge-offs and nonaccruals, Union Bank’s portfolios continue to outperform others in this challenging economic environment. With charge-offs over the last three quarters totaling only $48 million, and provisioning of $240 million over the same time frame, Union Bank is well-positioned to withstand these stressful financial times,” said Philip Flynn, Chief Operating Officer.

Summary of Second Quarter Results From Continuing Operations

Second Quarter Total Revenue

For second quarter 2008, total revenue (taxable-equivalent net interest income plus noninterest income) was $713 million, up 12.6 percent compared with second quarter 2007. Net interest income increased 19 percent and noninterest income decreased 1.0 percent. Compared with first quarter 2008, total revenue was up 8.2 percent, with net interest income up 10.8 percent and noninterest income up 2.2 percent.

Second Quarter Net Interest Income (Taxable-equivalent)

Net interest income was $513 million in second quarter 2008, up $82 million, or 19 percent, from the same quarter a year ago, primarily due to strong loan growth and lower rates paid on interest bearing liabilities, partially offset by lower yields on earning assets and a deposit mix shift from noninterest bearing and low-cost deposits into higher-cost deposits.

Average earning assets in second quarter 2008 increased $6.5 billion, or 13.4 percent, compared to second quarter 2007, primarily due to a $6.7 billion, or 17.1 percent, increase in average loans. Average commercial loans increased $2.1 billion, or 14.5 percent, with average core commercial loans, which exclude title and escrow loans, up $3.3 billion, or 24.9 percent. Title and escrow loans, which are highly rate-advantaged to the borrower and more volatile than other commercial loans, decreased $1.1 billion, or 76.6 percent. Average residential mortgage loans increased $1.9 billion, or 15.1 percent; average commercial mortgage loans increased $1.6 billion, or 25.9 percent; and average construction loans increased $0.3 billion, or 11.8 percent, year over year.

Compared to second quarter 2007, average interest bearing deposits increased $2.8 billion, or 10.0 percent, while average noninterest bearing deposits decreased $2.1 billion, or 14.1 percent. The decline in noninterest bearing deposits was due to a $1.1 billion, or 52.8 percent, decrease in average title and escrow deposits; a $0.8 billion, or 8.0 percent, decrease in average other commercial noninterest bearing deposits; and a $0.2 billion, or 8.1 percent, decrease in average consumer noninterest bearing deposits. Average other commercial and average consumer noninterest bearing deposits both declined primarily due to a mix shift toward interest-paying deposit accounts, and average title and escrow deposits decreased due to reduced residential real estate activity.

Average noninterest bearing deposits represented 29.8 percent of average total deposits in second quarter 2008. The annualized average all-in cost of funds improved to 1.56 percent, compared with 2.62 percent in second quarter 2007, and 2.26 percent in first quarter 2008. The Company’s average core deposit-to-loan ratio was 70.9 percent.

The average yield on earning assets of $54.9 billion was 5.24 percent, down 87 basis points from second quarter 2007, with the average loan yield decreasing 94 basis points. The average rate on interest bearing liabilities of $40.2 billion was 2.06 percent, down 178 basis points compared with second quarter 2007, primarily reflecting decreases in short-term interest rates. The net interest margin in second quarter 2008 was 3.74 percent, an increase of 18 basis points compared with second quarter 2007.

Second quarter 2008 net interest income increased 10.8 percent from first quarter 2008. Average loans increased $2.8 billion, or 6.5 percent. Average commercial loans increased $1.2 billion, or 7.5 percent, which was comprised of an increase in core commercial loans of $1.3 billion, or 8.7 percent, offset by a decrease in title and escrow loans of $146 million, or 29.4 percent. Average commercial mortgage loans increased $571 million, or 7.9 percent; average residential mortgage loans increased $502 million, or 3.6 percent; and average construction loans increased $92 million, or 3.7 percent. Average noninterest bearing deposits increased $0.3 billion, or 2.1 percent, while average interest bearing deposits decreased $0.7 billion, or 2.2 percent. The average yield on earning assets decreased 48 basis points and the average rate on interest bearing liabilities decreased 95 basis points. The net interest margin increased 19 basis points to 3.74 percent.

Second Quarter Noninterest Income

In second quarter 2008, noninterest income was $199.6 million, down $2.0 million, or 1.0 percent, from the same quarter a year ago. Service charges on deposit accounts were flat with higher account analysis fees offset by lower overdraft fees. Trust and investment management fees increased $4.1 million, or 10.5 percent, primarily due to an increase in trust assets. Trading account revenue increased $2.8 million, or 20.6 percent, primarily due to higher foreign exchange and securities trading income. Gains on private capital investments, net, were $1.3 million, compared with $20.2 million in the same quarter a year ago. The Company recorded a $7.1 million pre-tax gain on the redemption of approximately 23,000 shares of MasterCard Inc. common stock in second quarter 2008. The Company held approximately 59,000 shares of MasterCard Inc. common stock at June 30, 2008. Excluding gains on private capital investments, which were unusually large a year ago, and the gain on the redemption of MasterCard stock, noninterest income increased 5.4 percent from the same quarter a year ago.

Second quarter 2008 noninterest income increased $4.2 million, or 2.2 percent, compared with first quarter 2008. Service charges on deposit accounts were $77.7 million, up $3.0 million, or 4.0 percent, primarily due to higher account analysis fees resulting from a decrease in the earnings credit rate. Trading account revenue increased $5.7 million, or 51.5 percent, primarily due to higher foreign exchange trading income and downward valuation adjustments for interest rate derivatives and losses on distressed debt recorded in first quarter 2008. The Company recorded a $7.1 million pre-tax gain on the redemption of MasterCard Inc. common stock in second quarter 2008. In first quarter 2008, the Company recorded a $14.2 million pre-tax gain on the redemption of approximately 332,000 shares of Visa Inc. common stock. The Company held approximately 527,000 shares of Visa Inc. common stock at June 30, 2008.

Second Quarter Noninterest Expense

Noninterest expense for second quarter 2008 was $419.3 million, an increase of $36.3 million, or 9.5 percent, compared with second quarter 2007. Salaries and employee benefits expense increased $11.4 million, or 4.9 percent, primarily due to annual merit increases and higher accruals for performance-related incentive expense, partially offset by lower pension expense. The provision for losses on off-balance sheet commitments was $5 million in second quarter 2008, compared to zero in second quarter 2007. Other noninterest expense increased $5.4 million, or 17.2 percent, primarily due to higher regulatory agency fees in second quarter 2008 as credits available from prior quarters were exhausted.

Noninterest expense increased $16.1 million, or 4.0 percent, compared with first quarter 2008. Salaries and other compensation expense increased $12.1 million, or 6.3 percent, primarily due to annual merit increases and higher accruals for performance-related incentive expense. Employee benefits expense decreased $10.4 million, or 21.0 percent, primarily due to annual seasonal factors that result in lower payroll taxes and 401(k) matching contributions. Advertising and public relations expense increased $4.8 million, or 58.8 percent, primarily due to timing of marketing promotions. The provision for losses on off-balance sheet commitments was $5 million, compared to $8 million in first quarter 2008. Other noninterest expense increased $6.2 million, or 20.6 percent, primarily due to the reversal of a portion of legal reserves relative to the Company’s proportionate share of Visa litigation charges recorded in first quarter 2008, and higher regulatory agency fees in second quarter 2008 as credits available from prior quarters were exhausted.

Income Tax Expense

Income tax expense for second quarter 2008 was $61.6 million. The effective tax rate for second quarter 2008 was 31.4 percent, compared with an effective tax rate of 31.6 percent for second quarter 2007. The effective tax rate for first quarter 2008 was 32.3 percent.

The effective tax rate for the first half of 2008 was 31.8 percent, compared with an effective tax rate of 32.5 percent for the first half of 2007.

Year-to-Date Results

Total revenue for the first half of 2008 was $1.37 billion, an increase of $117 million, or 9.3 percent, compared with total revenue of $1.25 billion in the same period of 2007. Net interest income increased $114 million, or 13.3 percent, and noninterest income increased $3 million, or 0.7 percent.

Net interest income was $976 million in the first half of 2008, a $114 million increase from prior year, primarily due to strong loan growth and lower rates paid on interest bearing liabilities, partially offset by lower yields on earning assets and a deposit mix shift from noninterest bearing and low-cost deposits into higher-cost deposits. Average loans increased $5.4 billion, or 14.1 percent, while average total deposits increased $1.4 billion, or 3.4 percent. A $3.7 billion, or 13.9 percent, increase in average interest bearing deposits was partially offset by a $2.3 billion, or 15.3 percent, decrease in average noninterest bearing deposits. The net interest margin was 3.65 percent, up 9 basis points.

Noninterest income in the first half of 2008 was $395 million, an increase of $3 million, or 0.7 percent, over the same period in 2007. Service charges on deposit accounts were flat, with higher account analysis fees related to lower earnings credit rates offset by lower overdraft fees on lower deposit balances. Trust and investment management fees increased $11 million, or 13.9 percent, primarily due to higher assets under management. Merchant banking fees increased $5 million, or 27.9 percent, primarily due to higher referral fees. Gains on private capital investments, net, were $2.4 million, compared with $29.3 million in the same period last year. The Company recorded a $14.2 million pre-tax gain on the partial redemption of Visa Inc. common stock and a $7.1 million pre-tax gain on the partial redemption of MasterCard Inc. common stock in first half 2008.

For the first half of 2008, noninterest expense increased $46.8 million, or 6.0 percent, over the first half of 2007. Salaries and other compensation expense increased $15 million, or 4.0 percent, primarily due to annual merit increases and higher accruals for performance-related incentive expense. Employee benefits expense was flat. The provision for off-balance sheet commitments was $13 million in the first half of 2008, compared with $1 million in the first half of 2007.

Credit Quality

Nonperforming assets at June 30, 2008, were $225 million, or 0.37 percent of total assets. This compares with $132 million, or 0.23 percent of total assets, at March 31, 2008, and $30 million, or 0.06 percent of total assets, at June 30, 2007.

In second quarter 2008, the total provision for credit losses was $100 million, compared with a total provision for credit losses of $80 million in first quarter 2008, and a total provision for credit losses of $5 million in second quarter 2007. The total provision for credit losses is comprised of the provision for loan losses and the provision for losses on off-balance sheet commitments, which is classified in noninterest expense. The increase in provision expense in second quarter was primarily due to increased criticized assets, charge-offs and loan growth. At quarter-end, the Company maintained approximately $115 million in reserves against the homebuilder portfolio, which had approximately $700 million outstanding at June 30, 2008. In second quarter 2008, there were $13 million in net charge-offs for the homebuilder portfolio.

Net loans charged-off for second quarter 2008 were $31 million, or 0.28 percent of average total loans. This compares with net loans charged-off of $12 million, or 0.11 percent of average total loans, in first quarter 2008, and net loans charged-off of $2 million, or 0.02 percent of average total loans, in second quarter 2007.

At June 30, 2008, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 1.37 percent and 291 percent, respectively. These ratios were 1.29 percent and 445 percent, respectively, at March 31, 2008, and 1.11 percent and 1457 percent, respectively, at June 30, 2007.

Balance Sheet and Capital Ratios

At June 30, 2008, the Company had total assets of $60.6 billion. Total loans were $46.0 billion and total deposits were $42.6 billion, resulting in a period-end deposit-to-loan ratio of 92.5 percent. Core deposits at period-end were $32.4 billion, resulting in a core deposit-to-loan ratio of 70.4 percent. At period-end, total stockholders’ equity was $4.7 billion and the tangible common equity ratio was 7.22 percent. The Company’s Tier I and total risk-based capital ratios at period-end were 7.96 percent and 10.84 percent, respectively.

Stock Repurchases

During second quarter 2008, the Company repurchased approximately 35,000 shares of common stock at a total price of $1.8 million, or an average of $50.85 per repurchased share. During the first half of 2008, the Company repurchased approximately 37,000 shares of common stock at a total price of $1.9 million, or an average of $50.73 per repurchased share. All first half repurchases were in conjunction with the vesting of restricted stock grants. At June 30, 2008, the Company had remaining repurchase authority of $510 million.

Common shares outstanding at June 30, 2008, were 138 million, a decrease of 0.3 million shares, or 0.2 percent, from one year earlier.

Third Quarter and Full Year 2008 Forecast

The Company currently estimates that third quarter 2008 earnings from continuing operations will be in the range of $1.10 to $1.20 per diluted common share, including a total provision for credit losses of $65 million to $85 million.

The Company currently estimates that full year 2008 earnings from continuing operations will be in the range of $4.20 to $4.45 per diluted common share, including a total provision for credit losses of $290 million to $340 million.

Discontinued Operations

Commencing with second quarter 2008, the results of the insurance brokerage business have been reported in discontinued operations and all prior periods have been restated to reflect this accounting treatment.

Commencing with fourth quarter 2007, the results of the retirement recordkeeping business have been reported in discontinued operations and all prior periods have been restated to reflect this accounting treatment.

Income from discontinued operations in second quarter was $7 million, primarily due to an after-tax gain of $11.5 million on the sale of the insurance brokerage business.

Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as being stated on an “adjusted basis” or that adjust for or exclude provision for credit losses, gains on the partial redemption of MasterCard Inc. common stock and Visa Inc. common stock, and Visa-related credits and reversals, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Because these items and their impact on the Company’s performance are difficult to predict, management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company’s core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Forward-Looking Statements

The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” ”continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include those related to the Company's earnings forecasts, provision for credit losses, dividends, liquidity position, capital, loan portfolio, credit quality, competitive positioning, future performance and earnings power.

There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s stock price, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, adverse economic and fiscal conditions in California; increased energy costs; global political and general economic conditions related to the war on terrorism and other hostilities; fluctuations in interest rates; the controlling interest in UnionBanCal Corporation of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc.; the effects of filing taxes on the worldwide unitary basis; competition in the banking and financial services industries; deposit pricing pressures; the levels of commercial and residential real estate activity in our market; adverse effects of current and future banking laws, rules and regulations and their enforcement, including the previously disclosed agreements with regulatory and governmental authorities related to the Company’s Bank Secrecy Act/Anti-Money Laundering compliance program; effects of governmental fiscal or monetary policies; legal or regulatory proceedings or investigations; declines or disruptions in the stock, bond, or credit markets which may adversely affect the Company or the Company’s borrowers or other customers; changes in accounting practices or requirements; and risks associated with various strategies the Company may pursue, including potential acquisitions, divestitures and restructurings.

A complete description of the Company, including related risk factors, is discussed in the Company’s public filings with the Securities and Exchange Commission, which are available by calling (415) 765-2969 or online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Conference Call and Webcast

The Company will conduct a conference call to review second quarter 2008 results at 8:30 AM Pacific Time (11:30 AM Eastern Time) on July 21, 2008. Interested parties calling from locations within the United States should call 888-428-4480 (651-291-0900 from outside the United States) 10 minutes prior to the beginning of the conference.

A live webcast of the call will be available at http://www.unionbank.com. You may access the Investor Relations section of the website via the “About Union Bank” link from the homepage. The webcast replay will be available on the website within 24 hours after the conclusion of the call, and will remain on the website for a period of one year.

A recorded playback of the conference call will be available by calling 800-475-6701, (320-365-3844 from outside the United States) from approximately 12:00 PM Pacific Time (3:00 PM Eastern Time), July 21, 2008, through 11:59 PM Pacific Time, July 28, 2008 (2:59 AM Eastern Time, July 29, 2008). The reservation number for this playback is 952997.

Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $60.6 billion at June 30, 2008. Its primary subsidiary, Union Bank of California, N.A., had 337 banking offices in California, Oregon and Washington, and 2 international offices at June 30, 2008.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
				Percent Change to
	As of and for the Three Months Ended			June 30, 2008 from
	June 30,	March 31,	June 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2007	2008	2008	2007	2008
Results of operations:
Net interest income (1)	$431,039	$463,104	$512,887	18.99%	10.75%
Noninterest income	201,661	195,396	199,626	(1.01%)	2.16%
Total revenue	632,700	658,500	712,513	12.61%	8.20%
Noninterest expense	383,051	403,206	419,312	9.47%	3.99%
Provision for loan losses	5,000	72,000	95,000	nm	31.94%
Income from continuing operations
before income taxes (1)	244,649	183,294	198,201	(18.99%)	8.13%
Taxable-equivalent adjustment	2,251	2,526	2,329	3.47%	(7.80%)
Income tax expense	76,658	58,370	61,574	(19.68%)	5.49%
Income from continuing operations	165,740	122,398	134,298	(18.97%)	9.72%
Income (loss) from discontinued operations	(386)	(13,808)	7,047	nm	nm
Net income	$165,354	$108,590	$141,345	(14.52%)	30.16%

Per common share:
Basic earnings:
From continuing operations	$1.21	$0.89	$0.98	(19.01%)	10.11%
Net income	1.20	0.79	1.03	(14.17%)	30.38%
Diluted earnings:
From continuing operations	1.19	0.89	0.97	(18.49%)	8.99%
Net income	1.19	0.79	1.02	(14.29%)	29.11%
Dividends (2)	0.52	0.52	0.52	0.00%	0.00%
Book value (end of period)	33.45	34.17	34.11	1.97%	(0.18%)
Common shares outstanding (end of period) (3)	138,314,564	137,944,897	138,050,671	(0.19%)	0.08%
Weighted average common shares
outstanding - basic (3)	137,476,765	137,005,702	137,208,620	(0.20%)	0.15%
Weighted average common shares
outstanding - diluted (3)	139,137,955	137,609,383	137,899,057	(0.89%)	0.21%

Balance sheet (end of period):
Total assets (4)	$53,173,833	$57,933,325	$60,593,921	13.95%	4.59%
Total loans	37,743,222	43,499,968	46,041,358	21.99%	5.84%
Nonperforming assets	29,826	131,687	224,944	nm	70.82%
Total deposits	41,980,999	45,240,821	42,604,419	1.49%	(5.83%)
Medium and long-term debt	1,835,495	1,963,952	2,809,329	53.06%	43.04%
Stockholders' equity	4,627,147	4,713,206	4,708,790	1.76%	(0.09%)

Balance sheet (period average):
Total assets	$52,986,633	$56,632,995	$59,269,965	11.86%	4.66%
Total loans	38,839,769	42,701,453	45,494,161	17.13%	6.54%
Earning assets	48,443,233	52,188,085	54,935,058	13.40%	5.26%
Total deposits	42,564,891	43,613,754	43,203,180	1.50%	(0.94%)
Stockholders' equity	4,588,061	4,718,409	4,616,596	0.62%	(2.16%)

Financial ratios (5):
Return on average assets (6):
From continuing operations	1.25%	0.87%	0.91%
Net income	1.25%	0.77%	0.96%
Return on average stockholders' equity (6):
From continuing operations	14.49%	10.43%	11.70%
Net income	14.46%	9.26%	12.31%
Efficiency ratio (7)	60.54%	60.00%	58.14%
Net interest margin (1)	3.56%	3.55%	3.74%
Dividend payout ratio	42.98%	58.43%	53.06%
Tangible common equity ratio	7.87%	7.42%	7.22%
Tier 1 risk-based capital ratio (4) (8)	8.59%	8.07%	7.96%
Total risk-based capital ratio (4) (8)	11.54%	10.97%	10.84%
Leverage ratio (4) (8)	8.30%	8.09%	7.95%
Allowance for loan losses to:
Total loans	0.89%	1.06%	1.14%
Nonaccrual loans	1,170.08%	367.17%	243.59%
Allowances for credit losses to (9) :
Total loans	1.11%	1.29%	1.37%
Nonaccrual loans	1,456.97%	445.20%	291.42%
Net loans charged off to average
total loans (6)	0.02%	0.11%	0.28%
Nonperforming assets to total loans and
foreclosed assets	0.08%	0.30%	0.49%
Nonperforming assets to total assets (4)	0.06%	0.23%	0.37%

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)

	As of and for the Six Months Ended		Percent Change to June 30, 2008 from
	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2007	2008	2007
Results of operations:
Net interest income (1)	$861,583	$975,991	13.28%
Noninterest income	392,403	395,022	0.67%
Total revenue	1,253,986	1,371,013	9.33%
Noninterest expense	775,670	822,518	6.04%
(Reversal of) provision for loan losses	9,000	167,000	nm
Income from continuing operations
before income taxes (1)	469,316	381,495	(18.71%)
Taxable-equivalent adjustment	4,366	4,855	11.20%
Income tax expense	151,063	119,944	(20.60%)
Income from continuing operations	313,887	256,696	(18.22%)
Income (loss) from discontinued operations	1,078	(6,761)	nm
Net income	$314,965	$249,935	(20.65%)

Per common share:
Basic earnings:
From continuing operations	$2.28	$1.87	(17.98%)
Net income	2.29	1.82	(20.52%)
Diluted earnings:
From continuing operations	2.25	1.86	(17.33%)
Net income	2.26	1.82	(19.47%)
Dividends (2)	0.99	1.04	5.05%
Book value (end of period)	33.45	34.11	1.97%
Common shares outstanding (end of period) (3)	138,314,564	138,050,671	(0.19%)
Weighted average common shares
outstanding - basic (3)	137,708,257	137,107,161	(0.44%)
Weighted average common shares
outstanding - diluted (3)	139,360,012	137,674,584	(1.21%)

Balance sheet (end of period):
Total assets (4)	$53,173,833	$60,593,921	13.95%
Total loans	37,743,222	46,041,358	21.99%
Nonperforming assets	29,826	224,944	nm
Total deposits	41,980,999	42,604,419	1.49%
Medium and long-term debt	1,835,495	2,809,329	53.06%
Stockholders' equity	4,627,147	4,708,790	1.76%

Balance sheet (period average):
Total assets	$52,913,455	$57,951,110	9.52%
Total loans	38,649,947	44,097,805	14.10%
Earning assets	48,399,330	53,561,569	10.67%
Total deposits	41,968,353	43,408,469	3.43%
Stockholders' equity	4,549,348	4,667,429	2.60%

Financial ratios (5):
Return on average assets (6):
From continuing operations	1.20%	0.89%
Net income	1.20%	0.87%
Return on average stockholders' equity (6):
From continuing operations	13.91%	11.06%
Net income	13.96%	10.77%
Efficiency ratio (7)	61.78%	59.03%
Net interest margin (1)	3.56%	3.65%
Dividend payout ratio	43.42%	55.61%
Tangible common equity ratio	7.87%	7.22%
Tier 1 risk-based capital ratio (4) (8)	8.59%	7.96%
Total risk-based capital ratio (4) (8)	11.54%	10.84%
Leverage ratio (4) (8)	8.30%	7.95%
Allowance for loan losses to:
Total loans	0.89%	1.14%
Nonaccrual loans	1,170.08%	243.59%
Allowances for credit losses to (9) :
Total loans	1.11%	1.37%
Nonaccrual loans	1,456.97%	291.42%
Net loans charged off to average
total loans (6)	0.02%	0.20%
Nonperforming assets to total loans and
foreclosed assets	0.08%	0.49%
Nonperforming assets to total assets (4)	0.06%	0.37%

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(Taxable-Equivalent Basis)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(Amounts in thousands, except per share data)	2007	2008	2008	2007	2008
Interest Income (1)
Loans	$618,204	$633,362	$617,508	$1,221,706	$1,250,870
Securities	109,838	106,045	98,338	218,259	204,383
Interest bearing deposits in banks	1,295	128	228	2,404	356
Federal funds sold and securities purchased under resale agreements	7,809	2,693	1,093	18,961	3,786
Trading account assets	1,601	2,804	1,119	3,302	3,923
Total interest income	738,747	745,032	718,286	1,464,632	1,463,318

Interest Expense
Deposits	246,071	220,660	144,509	468,226	365,169
Federal funds purchased and securities sold under repurchase agreements	10,312	15,715	13,057	24,031	28,772
Commercial paper	17,429	9,792	8,279	39,693	18,071
Medium and long-term debt	28,973	19,457	19,692	48,668	39,149
Trust notes	238	238	238	476	476
Other borrowed funds	4,685	16,066	19,624	21,955	35,690
Total interest expense	307,708	281,928	205,399	603,049	487,327

Net Interest Income (1)	431,039	463,104	512,887	861,583	975,991
Provision for loan losses	5,000	72,000	95,000	9,000	167,000
Net interest income after provision for loan losses	426,039	391,104	417,887	852,583	808,991

Noninterest Income
Service charges on deposit accounts	77,218	74,736	77,706	152,163	152,442
Trust and investment management fees	39,656	43,388	43,802	76,516	87,190
Trading account activities	13,838	11,012	16,687	28,678	27,699
Merchant banking fees	8,809	11,793	11,085	17,886	22,878
Brokerage commissions and fees	9,533	9,859	10,635	19,193	20,494
Card processing fees, net	7,824	7,764	8,167	14,951	15,931
Securities gains (losses), net	230	(2)	-	1,450	(2)
Other	44,553	36,846	31,544	81,566	68,390
Total noninterest income	201,661	195,396	199,626	392,403	395,022

Noninterest Expense
Salaries and employee benefits	231,939	241,670	243,299	469,363	484,969
Net occupancy	33,718	36,202	38,232	67,385	74,434
Outside services	17,150	17,009	20,295	35,119	37,304
Professional services	11,144	14,597	15,931	27,494	30,528
Equipment	15,804	15,347	15,141	31,814	30,488
Software	13,959	14,795	14,409	27,273	29,204
Communications	8,278	9,375	9,111	17,413	18,486
Foreclosed asset expense	9	89	83	18	172
Provision for losses on off-balance sheet commitments	-	8,000	5,000	1,000	13,000
Other	51,050	46,122	57,811	98,791	103,933
Total noninterest expense	383,051	403,206	419,312	775,670	822,518

Income from continuing operations before income taxes (1)	244,649	183,294	198,201	469,316	381,495
Taxable-equivalent adjustment	2,251	2,526	2,329	4,366	4,855
Income tax expense	76,658	58,370	61,574	151,063	119,944

Income from Continuing Operations	165,740	122,398	134,298	313,887	256,696

Income (loss) from discontinued operations before income taxes	(545)	(17,585)	3,068	1,882	(14,517)
Income tax expense (benefit)	(159)	(3,777)	(3,979)	804	(7,756)
Income (Loss) from Discontinued Operations	(386)	(13,808)	7,047	1,078	(6,761)
Net Income	$165,354	$108,590	$141,345	$314,965	$249,935

Income from continuing operations per common share - basic	$1.21	$0.89	$0.98	$2.28	$1.87
Net income per common share - basic	$1.20	$0.79	$1.03	$2.29	$1.82
Income from continuing operations per common share - diluted	$1.19	$0.89	$0.97	$2.25	$1.86
Net income per common share - diluted	$1.19	$0.79	$1.02	$2.26	$1.82
Weighted average common shares outstanding - basic	137,477	137,006	137,209	137,708	137,107
Weighted average common shares outstanding - diluted	139,138	137,609	137,899	139,360	137,675

Refer to Exhibit11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)		(Unaudited)
	June 30,	December 31,	June 30,
(Dollars in thousands)	2007	2007	2008
Assets
Cash and due from banks	$1,863,479	$2,106,927	$1,800,313
Interest bearing deposits in banks	100,800	104,528	65,788
Federal funds sold and securities purchased under resale agreements	1,400,875	310,178	172,345
Total cash and cash equivalents	3,365,154	2,521,633	2,038,446
Trading account assets	307,012	603,333	1,136,416
Securities available for sale:
Securities pledged as collateral	112,974	685,123	1,079,491
Held in portfolio	8,742,728	7,770,037	7,396,824
Loans (net of allowance for loan losses: June 30, 2007, $335,952;December 31, 2007, $402,726; June 30, 2008, $526,401)	37,407,270	40,801,462	45,514,957
Due from customers on acceptances	18,969	16,482	21,272
Premises and equipment, net	482,702	486,034	480,366
Intangible assets	8,708	6,458	5,117
Goodwill	360,058	355,287	355,287
Other assets	2,236,037	2,358,915	2,559,694
Assets of discontinued operations to be disposed or sold	132,221	122,984	6,051
Total assets	$53,173,833	$55,727,748	$60,593,921

Liabilities
Noninterest bearing	$14,938,229	$13,802,640	$13,440,290
Interest bearing	27,042,770	28,877,551	29,164,129
Total deposits	41,980,999	42,680,191	42,604,419
Federal funds purchased and securities sold under repurchase agreements	1,281,162	1,631,602	2,296,587
Commercial paper	1,167,437	1,266,656	1,397,159
Other borrowed funds	606,572	1,875,619	4,719,809
Trading account liabilities	188,437	351,057	892,240
Acceptances outstanding	18,969	16,482	21,272
Other liabilities	1,318,212	1,108,585	1,012,403
Medium and long-term debt	1,835,495	1,913,622	2,809,329
Junior subordinated debt payable to subsidiary grantor trust	14,659	14,432	14,206
Liabilities of discontinued operations to be extinguished or assumed	134,744	131,521	117,707
Total liabilities	48,546,686	50,989,767	55,885,131

Stockholders' Equity
Preferred stock:
Authorized 5,000,000 shares; no shares issued or outstanding as of
June 30, 2007, December 31, 2007 and June 30, 2008	-	-	-
Common stock, par value $1 per share:
Authorized 300,000,000 shares; issued 157,060,102 shares as of
June 30, 2007, 157,559,521 shares as of December 31, 2007 and
157,811,268 shares as of June 30, 2008	157,060	157,559	157,811
Additional paid-in capital	1,127,607	1,153,737	1,182,978
Treasury stock - 18,745,538 shares as of June 30, 2007, 19,723,453 shares
as of December 31, 2007 and 19,760,597 shares as of June 30, 2008	(1,151,985)	(1,202,584)	(1,204,469)
Retained earnings	4,763,031	4,912,392	5,018,601
Accumulated other comprehensive loss	(268,566)	(283,123)	(446,131)
Total stockholders' equity	4,627,147	4,737,981	4,708,790
Total liabilities and stockholders' equity	$53,173,833	$55,727,748	$60,593,921

UnionBanCal Corporation and Subsidiaries
Loans (Unaudited)

				Percent Change to June 30, 2008 from
	Three Months Ended
	June 30,	March 31,	June 30,	June 30,	March 31,
(Dollars in millions)	2007	2008	2008	2007	2008

Loans (period average)
Commercial, financial and industrial	$14,610	$15,569	$16,729	14.50%	7.45%
Construction	2,296	2,474	2,566	11.76%	3.72%
Mortgage - Commercial	6,213	7,251	7,822	25.90%	7.87%
Mortgage - Residential	12,591	13,988	14,490	15.08%	3.59%
Consumer	2,557	2,686	2,978	16.46%	10.87%
Lease financing	569	650	645	13.36%	(0.77%)

Total loans held to maturity	38,836	42,618	45,230	16.46%	6.13%
Total loans held for sale	4	83	264	nm	nm

Total loans	$38,840	$42,701	$45,494	17.13%	6.54%

Nonperforming Assets (period end)
Nonaccrual loans:
Commercial, financial and industrial	$19	$47	$82	nm	74.47%
Construction	-	55	95	nm	72.73%
Mortgage - Commercial	10	24	39	nm	62.50%

Total nonaccrual loans	29	126	216	nm	71.43%
Restructured loans
Mortgage - Residential	-	1	2	nm	100.00%
Foreclosed assets	1	5	7	nm	40.00%

Total nonperforming assets	$30	$132	$225	nm	70.45%
Loans 90 days or more past due and
still accruing	$10	$30	$51	nm	70.00%

Analysis of Allowances for Credit Losses
Beginning balance	$333	$403	$463

Provision for loan losses	5	72	95

Loans charged off:
Commercial, financial and industrial	(3)	(10)	(18)
Construction	-	-	(10)
Mortgage - Residential	-	-	(2)
Consumer	(1)	(3)	(3)
Total loans charged off	(4)	(13)	(33)

Loans recovered:
Commercial, financial and industrial	2	1	1
Consumer	-	-	1
Total loans recovered	2	1	2
Net loans recovered (charged off)	(2)	(12)	(31)

Ending balance of allowance for loan losses	336	463	527
Allowance for off-balance sheet commitment losses	82	98	103
Allowances for credit losses	$418	$561	$630

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)

	For the Three Months Ended
	June 30, 2007			June 30, 2008
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense (10)	Rate (6)(10)	Balance	Expense (10)	Rate (6)(10)
Assets
Loans (11)
Commercial, financial and industrial	$14,610,728	$238,175	6.54%	$16,987,504	$229,612	5.44%
Construction	2,296,098	44,047	7.69	2,566,207	30,794	4.83
Residential mortgage	12,594,065	167,342	5.31	14,495,754	199,756	5.51
Commercial mortgage	6,213,092	111,720	7.21	7,822,056	111,722	5.71
Consumer	2,557,085	49,579	7.78	2,977,852	44,453	6.00
Lease financing	568,701	7,341	5.16	644,788	1,171	0.73
Total loans	38,839,769	618,204	6.38	45,494,161	617,508	5.44
Securities - taxable	8,548,050	108,674	5.09	8,293,036	97,233	4.69
Securities - tax-exempt	56,084	1,164	8.30	52,742	1,105	8.38
Interest bearing deposits in banks	88,592	1,295	5.86	67,553	228	1.36
Federal funds sold and securities
purchased under resale agreements	593,718	7,809	5.28	213,292	1,093	2.06
Trading account assets	317,020	1,601	2.03	814,274	1,119	0.55
Total earning assets	48,443,233	738,747	6.11	54,935,058	718,286	5.24
Allowance for loan losses	(331,820)			(456,191)
Cash and due from banks	2,000,688			1,662,638
Premises and equipment, net	480,578			482,950
Other assets	2,393,954			2,645,510
Total assets	$52,986,633			$59,269,965
Liabilities
Deposits:
Transaction accounts	$14,075,542	102,833	2.93	$15,550,970	59,513	1.54
Savings and consumer time	4,326,199	28,858	2.68	3,846,404	13,918	1.46
Large time	9,173,928	114,380	5.00	10,929,983	71,078	2.62
Total interest bearing deposits	27,575,669	246,071	3.58	30,327,357	144,509	1.92
Federal funds purchased and securities
sold under repurchase agreements	782,000	10,120	5.19	2,428,357	12,697	2.10
Net funding allocated from (to)
discontinued operations (12)	14,777	192	5.21	64,945	360	2.23
Commercial paper	1,389,847	17,429	5.03	1,487,032	8,279	2.24
Other borrowed funds (13)	333,000	4,685	5.64	3,201,612	19,624	2.47
Medium and long-term debt	2,033,377	28,973	5.72	2,629,308	19,692	3.01
Trust notes	14,714	238	6.48	14,261	238	6.68
Total borrowed funds	4,567,715	61,637	5.41	9,825,515	60,890	2.49
Total interest bearing liabilities	32,143,384	307,708	3.84	40,152,872	205,399	2.06
Noninterest bearing deposits	14,989,222			12,875,823
Other liabilities	1,265,966			1,624,674
Total liabilities	48,398,572			54,653,369
Stockholders' Equity
Common equity	4,588,061			4,616,596
Total stockholders' equity	4,588,061			4,616,596
Total liabilities and stockholders'
equity	$52,986,633			$59,269,965
Reported Net Interest Income/Margin
Net interest income/margin
(taxable-equivalent basis)		431,039	3.56%		512,887	3.74%
Less: taxable-equivalent adjustment		2,251			2,329
Net interest income		$428,788			$510,558

Average Assets and Liabilities of Discontinued Operations for Period Ended:
		June 30, 2007			June 30, 2008
Assets		$129,821			$95,415
Liabilities		$144,598			$160,360
Net Liabilities		$(14,777)			$(64,945)

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)

	For the Three Months Ended
	March 31, 2008			June 30, 2008
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense (10)	Rate (6)(10)	Balance	Expense (10)	Rate (6)(10)
Assets
Loans: (11)
Commercial, financial and industrial	$15,647,162	$238,303	6.13%	$16,987,504	$229,612	5.44%
Construction	2,474,323	36,617	5.95	2,566,207	30,794	4.83
Residential mortgage	13,992,743	192,785	5.51	14,495,754	199,756	5.51
Commercial mortgage	7,250,747	112,970	6.23	7,822,056	111,722	5.71
Consumer	2,686,635	46,390	6.94	2,977,852	44,453	6.00
Lease financing	649,843	6,297	3.88	644,788	1,171	0.73
Total loans	42,701,453	633,362	5.95	45,494,161	617,508	5.44
Securities - taxable	8,355,943	104,963	5.02	8,293,036	97,233	4.69
Securities - tax-exempt	53,359	1,082	8.11	52,742	1,105	8.38
Interest bearing deposits in banks	29,869	128	1.72	67,553	228	1.36
Federal funds sold and securities
purchased under resale agreements	328,145	2,693	3.30	213,292	1,093	2.06
Trading account assets	719,316	2,804	1.57	814,274	1,119	0.55
Total earning assets	52,188,085	745,032	5.72	54,935,058	718,286	5.24
Allowance for loan losses	(399,280)			(456,191)
Cash and due from banks	1,757,362			1,662,638
Premises and equipment, net	483,815			482,950
Other assets	2,603,013			2,645,510
Total assets	$56,632,995			$59,269,965
Liabilities
Deposits:
Transaction accounts	$14,864,561	82,915	2.24	$15,550,970	59,513	1.54
Savings and consumer time	4,179,663	23,529	2.26	3,846,404	13,918	1.46
Large time	11,962,678	114,216	3.84	10,929,983	71,078	2.62
Total interest bearing deposits	31,006,902	220,660	2.86	30,327,357	144,509	1.92
Federal funds purchased and securities
sold under repurchase agreements	1,950,692	15,566	3.21	2,428,357	12,697	2.10
Net funding allocated from (to)
discontinued operations (12)	16,992	149	3.53	64,945	360	2.23
Commercial paper	1,207,510	9,792	3.26	1,487,032	8,279	2.24
Other borrowed funds (13)	1,566,297	16,066	4.13	3,201,612	19,624	2.47
Medium and long-term debt	1,846,885	19,457	4.24	2,629,308	19,692	3.01
Trust notes	14,374	238	6.63	14,261	238	6.68
Total borrowed funds	6,602,750	61,268	3.73	9,825,515	60,890	2.49
Total interest bearing liabilities	37,609,652	281,928	3.01	40,152,872	205,399	2.06
Noninterest bearing deposits	12,606,852			12,875,823
Other liabilities	1,698,082			1,624,674
Total liabilities	51,914,586			54,653,369
Stockholders' Equity
Common equity	4,718,409			4,616,596
Total stockholders' equity	4,718,409			4,616,596
Total liabilities and stockholders'
equity	$56,632,995			$59,269,965
Reported Net Interest Income/Margin
Net interest income/margin
(taxable-equivalent basis)		463,104	3.55%		512,887	3.74%
Less: taxable-equivalent adjustment		2,526			2,329
Net interest income		$460,578			$510,558

Average Assets and Liabilities of Discontinued Operations for Period Ended:
		March 31, 2008			June 30, 2008
Assets		$123,169			$95,415
Liabilities		$140,161			$160,360
Net Liabilities		$(16,992)			$(64,945)

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)

	For the Six Months Ended
	June 30, 2007			June 30, 2008
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense (10)	Rate (6)(10)	Balance	Expense (10)	Rate (6)(10)
Assets
Loans: (11)
Commercial, financial and industrial	$14,647,210	$475,453	6.55%	$16,317,333	$467,915	5.77%
Construction	2,264,789	86,822	7.73	2,520,265	67,411	5.38
Residential mortgage	12,490,760	331,108	5.30	14,244,248	392,541	5.51
Commercial mortgage	6,139,042	218,686	7.18	7,536,401	224,692	5.96
Consumer	2,549,836	98,558	7.79	2,832,243	90,843	6.45
Lease financing	558,310	11,079	3.97	647,315	7,468	2.31
Total loans	38,649,947	1,221,706	6.36	44,097,805	1,250,870	5.69
Securities - taxable	8,564,087	215,941	5.04	8,324,489	202,196	4.86
Securities - tax-exempt	56,865	2,318	8.15	53,051	2,187	8.24
Interest bearing deposits in banks	84,102	2,404	5.76	48,711	356	1.47
Federal funds sold and securities
purchased under resale agreements	719,183	18,961	5.32	270,718	3,786	2.81
Trading account assets	325,146	3,302	2.05	766,795	3,923	1.03
Total earning assets	48,399,330	1,464,632	6.08	53,561,569	1,463,318	5.48
Allowance for loan losses	(331,042)			(427,801)
Cash and due from banks	1,975,101			1,710,000
Premises and equipment, net	483,551			483,383
Other assets	2,386,515			2,623,959
Total assets	$52,913,455			$57,951,110
Liabilities
Deposits:
Transaction accounts	$13,806,452	194,338	2.84	$15,207,766	142,428	1.88
Savings and consumer time	4,311,874	55,713	2.61	4,013,034	37,447	1.88
Large time	8,806,573	218,175	5.00	11,446,331	185,294	3.26
Total interest bearing deposits	26,924,899	468,226	3.51	30,667,131	365,169	2.39
Federal funds purchased and securities
sold under repurchase agreements	913,489	23,644	5.22	2,189,525	28,263	2.60
Net funding allocated from (to)
discontinued operations (12)	14,930	387	5.23	40,667	509	2.52
Commercial paper	1,585,714	39,693	5.05	1,347,271	18,071	2.70
Other borrowed funds (13)	817,620	21,955	5.41	2,383,954	35,690	3.01
Medium and long-term debt	1,704,240	48,668	5.76	2,238,097	39,149	3.52
Trust notes	14,770	476	6.45	14,318	476	6.66
Total borrowed funds	5,050,763	134,823	5.38	8,213,832	122,158	2.99
Total interest bearing liabilities	31,975,662	603,049	3.80	38,880,963	487,327	2.52
Noninterest bearing deposits	15,043,454			12,741,338
Other liabilities	1,344,991			1,661,380
Total liabilities	48,364,107			53,283,681
Stockholders' Equity
Common equity	4,549,348			4,667,429
Total stockholders' equity	4,549,348			4,667,429
Total liabilities and stockholders'
equity	$52,913,455			$57,951,110
Reported Net Interest Income/Margin
Net interest income/margin
(taxable-equivalent basis)		861,583	3.56%		975,991	3.65%
Less: taxable-equivalent adjustment		4,366			4,855
Net interest income		$857,217			$971,136

Average Assets and Liabilities of Discontinued Operations for Period Ended:
		June 30, 2007			June 30, 2008
Assets		$131,783			$109,594
Liabilities		$146,713			$150,261
Net Liabilities		$(14,930)			$(40,667)

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries

Noninterest income (Unaudited)

	For the Three Months Ended			Percentage Change to June 30, 2008 from
	June 30,	March 31,	June 30,	June 30,	March 31,
(Dollars in thousands)	2007	2008	2008	2007	2008
Service charges on deposit accounts	$77,218	$74,736	$77,706	0.63%	3.97%
Trust and investment management fees	39,656	43,388	43,802	10.45	0.95
Trading account activities	13,838	11,012	16,687	20.59	51.53
Merchant banking fees	8,809	11,793	11,085	25.84	(6.00)
Brokerage commissions and fees	9,533	9,859	10,635	11.56	7.87
Card processing fees, net	7,824	7,764	8,167	4.38	5.19
Securities gains (losses), net	230	(2)	-	(100.00)	(100.00)
Gains on private capital investments, net	20,171	1,070	1,282	(93.64)	19.81
Gain on the VISA IPO redemption	-	14,211	-	0.00	(100.00)
Other	24,382	21,565	30,262	24.12	40.33
Total noninterest income	$201,661	$195,396	$199,626	(1.01)%	2.16%

Noninterest expense (Unaudited)

	For the Three Months Ended			Percentage Change to June 30, 2008 from
	June 30,	March 31,	June 30,	June 30,	March 31,
(Dollars in thousands)	2007	2008	2008	2007	2008
Salaries and other compensation	$189,910	$192,011	$204,077	7.46%	6.28%
Employee benefits	42,029	49,659	39,222	(6.68)	(21.02)
Salaries and employee benefits	231,939	241,670	243,299	4.90	0.67
Net occupancy	33,718	36,202	38,232	13.39	5.61
Outside services	17,150	17,009	20,295	18.34	19.32
Professional services	11,144	14,597	15,931	42.96	9.14
Equipment	15,804	15,347	15,141	(4.20)	(1.34)
Software	13,959	14,795	14,409	3.22	(2.61)
Advertising and public relations	10,226	8,099	12,857	25.73	58.75
Communications	8,278	9,375	9,111	10.06	(2.82)
Data processing	8,562	7,076	7,784	(9.09)	10.01
Intangible asset amortization	1,125	670	670	(40.44)	0.00
Foreclosed asset expense	9	89	83	nm	(6.74)
Provision for losses on off-balance sheet commitments	-	8,000	5,000	nm	(37.50)
Other	31,137	30,277	36,500	17.22	20.55
Total noninterest expense	$383,051	$403,206	$419,312	9.47%	3.99%

UnionBanCal Corporation and Subsidiaries

Noninterest income (Unaudited)

	For the Six Months Ended		Percentage Change to June 30, 2008 from
	June 30,	June 30,	June 30,
(Dollars in thousands)	2007	2008	2007
Service charges on deposit accounts	$152,163	$152,442	0.18%
Trust and investment management fees	76,516	87,190	13.95
Trading account activities	28,678	27,699	(3.41)
Merchant banking fees	17,886	22,878	27.91
Brokerage commissions and fees	19,193	20,494	6.78
Card processing fees, net	14,951	15,931	6.55
Securities gains (losses), net	1,450	(2)	nm
Gains on private capital investments, net	29,266	2,352	(91.96)
Gain on the VISA IPO redemption	-	14,211	nm
Other	52,300	51,827	(0.90)
Total noninterest income	$392,403	$395,022	0.67%

Noninterest expense (Unaudited)

	For the Six Months Ended		Percentage Change to June 30, 2008 from
	June 30,	June 30,	June 30,
(Dollars in thousands)	2007	2008	2007
Salaries and other compensation	$380,887	$396,089	3.99%
Employee benefits	88,476	88,880	0.46
Salaries and employee benefits	469,363	484,969	3.32
Net occupancy	67,385	74,434	10.46
Outside services	35,119	37,304	6.22
Professional services	27,494	30,528	11.04
Equipment	31,814	30,488	(4.17)
Software	27,273	29,204	7.08
Advertising and public relations	18,391	20,956	13.95
Communications	17,413	18,486	6.16
Data processing	16,745	14,860	(11.26)
Intangible asset amortization	2,251	1,340	(40.47)
Foreclosed asset expense	18	172	nm
Provision for losses on
off-balance sheet commitments	1,000	13,000	nm
Other	61,404	66,777	8.75
Total noninterest expense	$775,670	$822,518	6.04%

UnionBanCal Corporation and Subsidiaries

Footnotes

(1)	Taxable-equivalent basis.
(2)	Dividends per share reflect dividends declared on UnionBanCal Corporation's common stock outstanding as of the declaration date.
(3)

Common shares outstanding reflect common shares issued less treasury shares. Weighted average common shares outstanding (basic) excludes nonvested restricted shares but includes the impact of those shares in the calculation of diluted shares.

(4)	End of period total assets and assets used in calculating these ratios include those of discontinued operations.
(5)	Average balances used to calculate our financial ratios are based on continuing operations data only, unless otherwise indicated.
(6)	Annualized.
(7)

The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income) and the (reversal of) provision for losses on off-balance sheet commitments, as a percentage of net interest income (taxable-equivalent basis) and noninterest income, and is calculated for continuing operations only.

(8)	Estimated as of June 30, 2008. The regulatory capital and leverage ratios include discontinued operations.
(9)	The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments. These ratios relate to continuing operations only.
(10)	Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(11)

Average balances on loans outstanding include all nonperforming loans and loans held for sale. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(12)

Net funding allocated from (to) discontinued operations represents the shortage (excess) of assets over liabilities of discontinued operations. The expense (earning) on funds allocated from (to) discontinued operations is calculated by taking the net balance and applying an earnings rate or a cost of funds equivalent to the corresponding period's Federal funds purchased rate.

(13)	Includes interest bearing trading liabilities.
nm = not meaningful

CONTACT:
UnionBanCal Corporation
John A. Rice, Jr., 415-765-2998 (Investor Relations)
Michelle R. Crandall, 415-765-2780 (Investor Relations)
Stephen L. Johnson, 415-765-3252 (Public Relations)